HEI Exhibit 99

May 7, 2014

Contact:	Shelee M.T. Kimura
	Manager, Investor Relations &	Telephone: (808) 543-7384
	Strategic Planning	E-mail: skimura@hei.com

HAWAIIAN ELECTRIC INDUSTRIES REPORTS FIRST QUARTER 2014 EARNINGS

Diluted Earnings Per Share of $0.45
Hawaiian Electric Company Continues to Integrate Clean Energy Resources
American Savings Bank Continues to Deliver Solid Results
Board Declares Dividend of $0.31 Per Share

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the first quarter of 2014 of $45.9 million, or $0.45 diluted earnings per share (EPS), compared to $33.7 million, or $0.34 diluted EPS for the first quarter of 2013. Yesterday, the HEI board of directors declared a dividend of $0.31 per share, continuing its 113-year history of paying continuous dividends.
“We are off to a solid start in 2014 with first quarter financial results aligned with our full year expectations. We’re proud of our leadership in the nation’s clean energy transformation, including integrating higher percentages of renewable and distributed generation than states across the nation. The policy guidance recently received from the Hawaii Public Utilities Commission will allow us to continue our work with more clarity as we invest in the modernization of our grid to integrate even more low-cost renewable generation in the future,” said Constance H. Lau, HEI president and chief executive officer.
“American Savings Bank continued to deliver solid results despite the ongoing low interest rate and challenging regulatory environment. The bank had annualized loan growth of 3.6% this quarter, while maintaining strong asset quality and financial returns. American’s solid results enabled it to pay dividends of $8.75 million to HEI in the quarter while maintaining healthy capital levels,” added Lau.

HAWAIIAN ELECTRIC COMPANY CONTINUES INVESTMENTS FOR IMPROVED RELIABILITY TO BETTER SERVE OUR CUSTOMERS
Hawaiian Electric Company’s1 net income for the first quarter of 2014 was $35.4 million compared to $24.4 million in the first quarter of 2013. The $11.0 million increase from the prior year was driven by the following items (on an after-tax basis):

•
$8 million lower operations and maintenance (O&M) expenses[2] compared to the same quarter last year primarily due to the timing of overhauls, lower production expenses and lower customer service expenses which were elevated in the prior year quarter during the stabilization period for the new customer information system; and

•
$6 million higher net revenues[3] compared to the first quarter of 2013 primarily due to $8 million for the estimated recovery of costs for reliability and clean energy investments partially offset by $1 million due to reduced fuel efficiency performance of the generation units on Oahu which were run at lower levels compared to 2013 in part to integrate more renewable energy.

These were partially offset by (after-tax):

•	$2 million higher depreciation expense resulting from additional infrastructure investments for improved reliability; and

•	$1 million higher interest expense.

AMERICAN SAVINGS BANK CONTINUES TO DELIVER SOLID PERFORMANCE
American Savings Bank’s (American) net income for the first quarter of 2014 was $14.5 million compared to $12.2 million in the fourth (or linked) quarter of 2013 and $14.2 million in the first quarter of 2013.

______

[1]	Hawaiian Electric Company, unless otherwise defined, refers to the three utilities, Hawaiian Electric Company, Inc. on Oahu, Maui Electric Company, Limited, and Hawaii Electric Light Company, Inc.

[2]
Excludes net income neutral expenses covered by surcharges or by third parties of $2 million in both the first quarter of 2014 and 2013. See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP measures” and the related reconciliation.

[3]
Net revenues represent the after-tax impact of “Revenues” less the following expenses which are largely pass through items in revenues: “fuel oil”, “purchased power” and “taxes, other than income taxes” as shown on the Hawaiian Electric Company Consolidated Statements of Income.

Note: Amounts indicated as “after-tax” in this earnings release are based upon adjusting items for the composite statutory tax rates of 39% for the utilities and 40% for the bank.

First quarter 2014 net income was $2.4 million higher than the linked quarter primarily driven by a $2 million (after-tax) gain on the sale of the municipal bond securities portfolio due to the strategic shift towards higher quality liquid assets and $2 million (after-tax) lower noninterest expenses ($1 million of which is due to lower compensation and benefits expense), partially offset by $1 million (after-tax) decrease in fee income, including lower mortgage banking income associated with lower refinancing volumes.
Compared to the first quarter of 2013, net income increased by $0.4 million. The increase was primarily driven by the $2 million (after-tax) gain on the sale of the municipal bond securities portfolio and lower provision for loan losses. These were largely offset by lower mortgage banking income from significantly lower refinancing activity and lower interchange fees due to the Durbin Amendment which placed a limit on interchange fees and became effective on July 1, 2013 for American.
Overall, American achieved solid profitability in the first quarter of 2014 with a return on average equity of 11.0% and a return on average assets of 1.10%.
Also, refer to the American news release issued on April 30, 2014.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net losses were $4.0 million in the first quarter of 2014, down from $4.9 million in the first quarter of 2013. The lower net losses were due to lower interest expense and higher tax benefits.

BOARD DECLARES QUARTERLY DIVIDEND
On May 6, 2014, the board of directors maintained HEI’s quarterly cash dividend of $0.31 cents per share, payable on June 10, 2014, to shareholders of record at the close of business on May 22, 2014 (ex-dividend date is May 20, 2014). The dividend is equivalent to an annual rate of $1.24 per share.
Dividends have been paid continuously since 1901. At the indicated annual dividend rate and the closing share price on May 6, 2014 of $23.22, HEI’s yield is 5.3%.

HEI WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND EPS GUIDANCE
Hawaiian Electric Industries, Inc. will conduct a webcast and conference call to review its first quarter 2014 earnings and 2014 earnings per share (EPS) guidance on Wednesday, May 7, 2014 at 7:00 a.m. Hawaii time (1:00 p.m. Eastern time). The event can be accessed through HEI’s website at www.hei.com or by dialing (866) 270-6057, passcode: 47349847 for the teleconference call. The presentation for the webcast will be on HEI’s website under the heading “Investor Relations.” HEI and Hawaiian Electric Company intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric Company’s and American’s press releases, HEI’s and Hawaiian Electric Company’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. Also, at the Investor Relations section of HEI's website, investors may sign up to receive e-mail alerts (based on each investor's selected preferences).  The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings.
An on-line replay of the webcast will be available on HEI’s website beginning about two hours after the event. Audio replays of the teleconference will also be available approximately two hours after the event through May 21, 2014, by dialing (888) 286-8010, passcode: 24249299.
HEI supplies power to approximately 450,000 customers or 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, one of Hawaii’s largest financial institutions.

NON-GAAP MEASURES
See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and related reconciliations on pages 14 to 15 of this release.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2013 and HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric Company, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

Three months ended March 31	2014	2013
(in thousands, except per share amounts)
Revenues
Electric utility	$720,062	$717,441
Bank	63,619	64,756
Other	68	35
Total revenues	783,749	782,232
Expenses
Electric utility	649,396	666,320
Bank	41,996	43,005
Other	4,051	4,082
Total expenses	695,443	713,407
Operating income (loss)
Electric utility	70,666	51,121
Bank	21,623	21,751
Other	(3,983)	(4,047)
Total operating income	88,306	68,825
Interest expense, net—other than on deposit liabilities and other bank borrowings	(19,456)	(18,731)
Allowance for borrowed funds used during construction	614	730
Allowance for equity funds used during construction	1,609	1,215
Income before income taxes	71,073	52,039
Income taxes	24,673	17,887
Net income	46,400	34,152
Preferred stock dividends of subsidiaries	473	473
Net income for common stock	$45,927	$33,679
Basic earnings per common share	$0.45	$0.34
Diluted earnings per common share	$0.45	$0.34
Dividends per common share	$0.31	$0.31
Weighted-average number of common shares outstanding	101,382	98,135
Adjusted weighted-average shares	102,165	98,540
Net income (loss) for common stock by segment
Electric utility	$35,420	$24,429
Bank	14,539	14,155
Other	(4,032)	(4,905)
Net income for common stock	$45,927	$33,679
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$47,094	$33,618
Return on average common equity (twelve months ended)[1]	10.4%	8.5%
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2013 and HEI's Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2014 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.
1 On a core basis, 2014 and 2013 return on average common equity (twelve months ended March 31) were 10.4% and 10.0%, respectively.  See reconciliation of GAAP to non-GAAP measures.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands)	March 31, 2014		December 31, 2013
Assets
Cash and cash equivalents		$269,120		$220,036
Accounts receivable and unbilled revenues, net		324,433		346,785
Available-for-sale investment and mortgage-related securities		517,534		529,007
Investment in stock of Federal Home Loan Bank of Seattle		86,697		92,546
Loans receivable held for investment, net		4,147,537		4,110,113
Loans held for sale, at lower of cost or fair value		4,363		5,302
Property, plant and equipment, net of accumulated depreciation of $2,206,650 and $2,192,422 at the respective dates		3,908,392		3,865,514
Regulatory assets		579,963		575,924
Other		537,841		512,627
Goodwill		82,190		82,190
Total assets		$10,458,070		$10,340,044
Liabilities and shareholders’ equity
Liabilities
Accounts payable		$210,511		$212,331
Interest and dividends payable		28,520		26,716
Deposit liabilities		4,477,987		4,372,477
Short-term borrowings—other than bank		136,369		105,482
Other bank borrowings		244,642		244,514
Long-term debt, net—other than bank		1,492,945		1,492,945
Deferred income taxes		538,321		529,260
Regulatory liabilities		350,916		349,299
Contributions in aid of construction		438,020		432,894
Defined benefit pension and other postretirement benefit plans liability		284,043		288,539
Other		475,575		524,224
Total liabilities		8,677,849		8,578,681
Preferred stock of subsidiaries - not subject to mandatory redemption		34,293		34,293
Shareholders’ equity
Preferred stock, no par value, authorized 10,000,000 shares; issued: none		—		—
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding: 101,477,616 shares and 101,259,800 shares at the respective dates		1,491,338		1,488,126
Retained earnings		270,173		255,694
Accumulated other comprehensive loss, net of tax benefits
Net unrealized losses on securities	$(2,858)		$(3,663)
Unrealized losses on derivatives	(466)		(525)
Retirement benefit plans	(12,259)	(15,583)	(12,562)	(16,750)
Total shareholders’ equity		1,745,928		1,727,070
Total liabilities and shareholders’ equity		$10,458,070		$10,340,044
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2013 and HEI's Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2014 (when filed), as updated by SEC Forms 8-K.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Three months ended March 31	2014	2013
(in thousands)
Cash flows from operating activities
Net income	$46,400	$34,152
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	43,181	39,726
Other amortization	1,609	935
Provision for loan losses	995	1,858
Loans receivable originated and purchased, held for sale	(46,998)	(79,224)
Proceeds from sale of loans receivable, held for sale	48,720	102,254
Increase in deferred income taxes	6,298	19,967
Excess tax benefits from share-based payment arrangements	(164)	(414)
Allowance for equity funds used during construction	(1,609)	(1,215)
Change in cash overdraft	(1,038)	—
Changes in assets and liabilities
Decrease in accounts receivable and unbilled revenues, net	22,352	14,335
Increase in fuel oil stock	(34,260)	(29,272)
Increase in regulatory assets	(9,258)	(17,746)
Increase (decrease) in accounts, interest and dividends payable	(9,307)	38,148
Change in prepaid and accrued income taxes and utility revenue taxes	(19,474)	(50,933)
Decrease in defined benefit pension and other postretirement benefit plans liability	(818)	(702)
Change in other assets and liabilities	(27,208)	(23,550)
Net cash provided by operating activities	19,421	48,319
Cash flows from investing activities
Available-for-sale investment and mortgage-related securities purchased	(79,912)	(26,705)
Principal repayments on available-for-sale investment and mortgage-related securities	15,597	36,504
Proceeds from sale of available-for-sale investment securities	79,564	—
Net increase in loans held for investment	(37,887)	(66,934)
Proceeds from sale of real estate acquired in settlement of loans	1,429	3,046
Capital expenditures	(65,829)	(71,041)
Contributions in aid of construction	6,958	11,710
Other	5,848	869
Net cash used in investing activities	(74,232)	(112,551)
Cash flows from financing activities
Net increase in deposit liabilities	105,510	82,704
Net increase in short-term borrowings with original maturities of three months or less	30,887	50,244
Net increase (decrease) in retail repurchase agreements	141	(2,680)
Proceeds from issuance of long-term debt	—	50,000
Repayment of long-term debt	—	(50,000)
Excess tax benefits from share-based payment arrangements	164	414
Net proceeds from issuance of common stock	3,054	4,703
Common stock dividends	(31,435)	(24,394)
Preferred stock dividends of subsidiaries	(473)	(473)
Other	(3,953)	(3,240)
Net cash provided by financing activities	103,895	107,278
Net increase in cash and cash equivalents	49,084	43,046
Cash and cash equivalents, beginning of period	220,036	219,662
Cash and cash equivalents, end of period	$269,120	$262,708
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2013 and HEI's Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2014, 2013 (when filed), as updated by SEC Forms 8-K. Cash flows for interim periods are not necessarily indicative of cash flows to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

Three months ended March 31	2014	2013
(dollars in thousands, except per barrel amounts)
Revenues	$720,062	$717,441
Expenses
Fuel oil	286,300	305,100
Purchased power	164,916	153,364
Other operation and maintenance	88,606	101,813
Depreciation	41,603	38,280
Taxes, other than income taxes	67,971	67,763
Total expenses	649,396	666,320
Operating income	70,666	51,121
Allowance for equity funds used during construction	1,609	1,215
Interest expense and other charges, net	(15,723)	(14,519)
Allowance for borrowed funds used during construction	614	730
Income before income taxes	57,166	38,547
Income taxes	21,247	13,619
Net income	35,919	24,928
Preferred stock dividends of subsidiaries	229	229
Net income attributable to Hawaiian Electric	35,690	24,699
Preferred stock dividends of Hawaiian Electric	270	270
Net income for common stock	$35,420	$24,429
Comprehensive income attributable to Hawaiian Electric	$35,429	$24,447
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,595	1,591
Hawaii Electric Light	260	263
Maui Electric	271	269
	2,126	2,123
Wet-bulb temperature (Oahu average; degrees Fahrenheit)	67.1	66.0
Cooling degree days (Oahu)	828	789
Average fuel oil cost per barrel	$131.15	$130.83

Twelve months ended March 31	2014	2013
Return on average common equity (%) (simple average)[1]
Hawaiian Electric	9.21	6.97
Hawaii Electric Light	7.64	5.07
Maui Electric	7.68	7.41
Hawaiian Electric Consolidated	8.69	6.68
This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in Hawaiian Electric’s Annual Report on SEC Form 10-K for the year ended December 31, 2013 and the consolidated financial statements and the notes thereto in Hawaiian Electric's Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2014 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

[1]
On a core basis, the 2014 and 2013 return on average common equity (twelve months ended March 31) were 9.2% and 8.9%, respectively for Hawaiian Electric;  7.6% and 6.3%, respectively for Hawaii Electric Light; 7.7% and 8.8%, respectively for Maui Electric and 8.7% and 8.4% respectively, for Hawaiian Electric Consolidated. See reconciliation of GAAP to non-GAAP measures.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
($ in thousands, except par value)	2014	2013
Assets
Property, plant and equipment
Utility property, plant and equipment
Land	$51,845	$51,883
Plant and equipment	5,762,899	5,701,875
Less accumulated depreciation	(2,134,460)	(2,111,229)
Construction in progress	148,602	143,233
Utility property, plant and equipment, net	3,828,886	3,785,762
Nonutility property, plant and equipment, less accumulated depreciation of $1,224 and $1,223 at respective dates	6,566	6,567
Total property, plant and equipment, net	3,835,452	3,792,329
Current assets
Cash and cash equivalents	17,359	62,825
Customer accounts receivable, net	164,016	175,448
Accrued unbilled revenues, net	131,864	144,124
Other accounts receivable, net	16,690	14,062
Fuel oil stock, at average cost	168,347	134,087
Materials and supplies, at average cost	60,089	59,044
Prepayments and other	32,299	52,857
Regulatory assets	77,455	69,738
Total current assets	668,119	712,185
Other long-term assets
Regulatory assets	502,508	506,186
Unamortized debt expense	9,124	9,003
Other	67,386	67,426
Total other long-term assets	579,018	582,615
Total assets	$5,082,589	$5,087,129
Capitalization and liabilities
Capitalization
Common stock ($6 2/3 par value, authorized 50,000,000 shares; outstanding 15,429,105 shares)	$102,880	$102,880
Premium on capital stock	541,449	541,452
Retained earnings	961,337	948,624
Accumulated other comprehensive income, net of income taxes-retirement benefit plans	617	608
Common stock equity	1,606,283	1,593,564
Cumulative preferred stock — not subject to mandatory redemption	34,293	34,293
Long-term debt, net	1,206,545	1,206,545
Total capitalization	2,847,121	2,834,402
Current liabilities
Current portion of long-term debt	11,400	11,400
Short-term borrowings from non-affiliates	34,996	—
Accounts payable	182,826	189,559
Interest and preferred dividends payable	24,100	21,652
Taxes accrued	193,734	249,445
Regulatory liabilities	1,437	1,916
Other	62,476	63,881
Total current liabilities	510,969	537,853
Deferred credits and other liabilities
Deferred income taxes	515,041	507,161
Regulatory liabilities	349,479	347,383
Unamortized tax credits	75,544	73,539
Defined benefit pension and other postretirement benefit plans liability	257,601	262,162
Other	88,814	91,735
Total deferred credits and other liabilities	1,286,479	1,281,980
Contributions in aid of construction	438,020	432,894
Total capitalization and liabilities	$5,082,589	$5,087,129
This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in Hawaiian Electric’s Annual Report on SEC Form 10-K for the year ended December 31, 2013 and the consolidated financial statements and the notes thereto in Hawaiian Electric's Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2014 (when filed), as updated by SEC Forms 8-K.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Three months ended March 31,	2014	2013
(in thousands)
Cash flows from operating activities
Net income	$35,919	$24,928
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	41,603	38,280
Other amortization	1,621	957
Increase in deferred income taxes	20,344	17,975
Change in tax credits, net	2,032	1,382
Allowance for equity funds used during construction	(1,609)	(1,215)
Change in cash overdraft	(1,038)	—
Changes in assets and liabilities
Decrease in accounts receivable	8,804	38,703
Decrease (increase) in accrued unbilled revenues	12,260	(1,317)
Increase in fuel oil stock	(34,260)	(29,272)
Increase in materials and supplies	(1,045)	(3,345)
Increase in regulatory assets	(9,258)	(17,746)
Increase (decrease) in accounts payable	(16,024)	38,934
Change in prepaid and accrued income taxes and utility revenue taxes	(47,526)	(53,666)
Decrease in defined benefit pension and other postretirement benefit plans liability	(205)	(47)
Change in other assets and liabilities	(10,981)	(1,050)
Net cash provided by operating activities	637	53,501
Cash flows from investing activities
Capital expenditures	(64,462)	(67,915)
Contributions in aid of construction	6,958	11,710
Net cash used in investing activities	(57,504)	(56,205)
Cash flows from financing activities
Common stock dividends	(22,707)	(20,070)
Preferred stock dividends of Hawaiian Electric and subsidiaries	(499)	(499)
Net increase in short-term borrowings from non-affiliates and affiliate with original maturities of three months or less	34,996	43,052
Other	(389)	2
Net cash provided by financing activities	11,401	22,485
Net increase (decrease) in cash and cash equivalents	(45,466)	19,781
Cash and cash equivalents, beginning of period	62,825	17,159
Cash and cash equivalents, end of period	$17,359	$36,940
This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in Hawaiian Electric’s Annual Report on SEC Form 10-K for the year ended December 31, 2013 and the consolidated financial statements and the notes thereto in Hawaiian Electric's Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2014 (when filed), as updated by SEC Forms 8-K. Cash flows for interim periods are not necessarily indicative of cash flows to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended
(in thousands)	March 31, 2014	December 31, 2013	March 31, 2013
Interest and dividend income
Interest and fees on loans	$43,682	$43,405	$42,603
Interest and dividends on investment and mortgage-related securities	3,035	3,372	3,464
Total interest and dividend income	46,717	46,777	46,067
Interest expense
Interest on deposit liabilities	1,225	1,222	1,312
Interest on other borrowings	1,405	1,437	1,164
Total interest expense	2,630	2,659	2,476
Net interest income	44,087	44,118	43,591
Provision for loan losses	995	554	1,858
Net interest income after provision for loan losses	43,092	43,564	41,733
Noninterest income
Fees from other financial services	5,128	5,732	7,643
Fee income on deposit liabilities	4,421	4,797	4,314
Fee income on other financial products	2,290	2,117	1,794
Mortgage banking income	628	1,413	3,346
Gains on sale of securities	2,847	—	—
Other income, net	1,588	1,470	1,592
Total noninterest income	16,902	15,529	18,689
Noninterest expense
Compensation and employee benefits	20,286	22,195	20,088
Occupancy	3,953	4,197	4,123
Data processing	3,060	2,970	2,987
Services	2,273	2,160	2,103
Equipment	1,645	1,826	1,774
Other expense	7,153	7,951	7,595
Total noninterest expense	38,370	41,299	38,670
Income before income taxes	21,624	17,794	$21,752
Income taxes	7,085	5,610	7,597
Net income	$14,539	$12,184	$14,155
Comprehensive income	$15,563	$23,802	$15,484
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	1.10	0.94	1.12
Return on average equity	11.03	9.56	11.28
Return on average tangible common equity	13.06	11.39	13.49
Net interest margin	3.64	3.67	3.78
Net charge-offs to average loans outstanding	0.02	0.15	0.12
As of period end
Nonperforming assets to loans outstanding and real estate owned *	1.12	1.20	1.89
Allowance for loan losses to loans outstanding	0.98	0.97	1.11
Tier-1 leverage ratio *	9.0	9.1	9.1
Total risk-based capital ratio *	12.7	12.1	12.8
Tangible common equity to total assets	8.44	8.50	8.38
Dividend paid to HEI (through ASHI) (for the periods presented, in millions)	$9	$10	$10
* Regulatory basis
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2013 and HEI's Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2014 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
BALANCE SHEETS DATA
(Unaudited)

(in thousands)	March 31, 2014		December 31, 2013
Assets
Cash and cash equivalents (including $40 million of securities purchased under resale agreements at March 31, 2014)		$251,083		$156,603
Available-for-sale investment and mortgage-related securities		517,534		529,007
Investment in stock of Federal Home Loan Bank of Seattle		86,697		92,546
Loans receivable held for investment		4,188,460		4,150,229
Allowance for loan losses		(40,923)		(40,116)
Loans receivable held for investment, net		4,147,537		4,110,113
Loans held for sale, at lower of cost or fair value		4,363		5,302
Other		282,079		268,063
Goodwill		82,190		82,190
Total assets		$5,371,483		$5,243,824

Liabilities and shareholder’s equity
Deposit liabilities—noninterest-bearing		$1,284,957		$1,214,418
Deposit liabilities—interest-bearing		3,193,030		3,158,059
Other borrowings		244,642		244,514
Other		120,324		105,679
Total liabilities		4,842,953		4,722,670
Common stock		336,617		336,054
Retained earnings		203,086		197,297
Accumulated other comprehensive loss, net of tax benefits
Net unrealized losses on securities	$(2,858)		$(3,663)
Retirement benefit plans	(8,315)	(11,173)	(8,534)	(12,197)
Total shareholder’s equity		528,530		521,154
Total liabilities and shareholder’s equity		$5,371,483		$5,243,824
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2013 and HEI's Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2014 (when filed), as updated by SEC Forms 8-K.

EXPLANATION OF HEI’S USE OF CERTAIN UNAUDITED NON-GAAP MEASURES
HEI and Hawaiian Electric Company management use certain non-GAAP measures to evaluate the performance of the utility and HEI. Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP core earnings for both the utility and HEI consolidated and the corresponding adjusted return on average common equity (ROACE).
The reconciling adjustments from GAAP earnings to core earnings are limited to the settlement charge for the partial write-off of utility assets in the fourth quarter of 2012. For more information on the settlement charge recorded in 2012, see the Form 8-K filed on March 20, 2013. Management does not consider these items to be representative of the company’s fundamental core earnings.
The accompanying table also provides the calculation of utility GAAP O&M adjusted for “O&M-related net income neutral items” which are O&M expenses covered by specific surcharges or by third parties. This item is grossed-up in revenue and expense and does not impact net income.

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Industries, Inc. and Subsidiaries (HEI)
Unaudited
($ in millions)

Twelve months ended March 31,	2014	2013
HEI CONSOLIDATED NET INCOME
GAAP (as reported)	$173.8	$134.0
Excluding special items (after-tax):
Settlement agreement for the partial writedown of certain utility assets	—	24.4
Non-GAAP (core)	$173.8	$158.5
HEI CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP	10.4%	8.5%
Based on non-GAAP (core)[2]	10.4%	10.0%
Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] Calculated as core net income divided by average GAAP common equity

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited
($ in millions)

Twelve months ended March 31,	2014	2013
HAWAIIAN ELECTRIC CONSOLIDATED NET INCOME
GAAP (as reported)	$133.9	$96.4
Excluding special items (after-tax):
Settlement agreement for the partial writedown of certain utility assets	—	24.4
Non-GAAP (core)	$133.9	$120.8

HAWAIIAN ELECTRIC CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average):
Based on GAAP	8.7%	6.7%
Based on non-GAAP (core)[2]	8.7%	8.4%

	Hawaiian Electric		Hawaii Electric Light		Maui Electric
Twelve months ended March 31,	2014	2013	2014	2013	2014	2013
NET INCOME
GAAP (as reported)	$94.6	$65.1	$20.9	$14.0	$18.5	$17.3
Excluding special items (after-tax):
Settlement agreement for the partial writedown of certain utility assets	—	17.7	—	3.4	—	3.4
Non-GAAP (core)	$94.6	$82.8	$20.9	$17.4	$18.5	$20.7

RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average):
Based on GAAP	9.2%	7.0%	7.6%	5.1%	7.7%	7.4%
Based on non-GAAP (core)[2]	9.2%	8.9%	7.6%	6.3%	7.7%	8.8%

Three months ended March 31,					2014	2013
HAWAIIAN ELECTRIC CONSOLIDATED OTHER OPERATION AND MAINTENANCE (O&M) EXPENSE
GAAP (as reported)					$88.6	$101.8
Excluding O&M-related net income neutral items[3]					(2.0)	(1.6)
Adjusted O&M expense (Non-GAAP measure)					$86.6	$100.2
Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] Calculated as core net income divided by average GAAP common equity
[3] Expenses covered by surcharges or by third parties recorded in revenues